Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in the Registration Statement on Form F-10 of Sierra Metals Inc. (the “Company”) , of our report dated March 28, 2017 relating to the 2016 and 2015 consolidated financial statements of the Company.

We also consent to the reference of us under the heading “Interests of Experts’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

June 29, 2017